EXHIBIT 5.1

June 27, 2025

Achieve Life Sciences, Inc.
22722 29th Drive SE, Suite 100
Bothell, Washington 98021

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), we deliver this opinion with respect to certain matters in connection with the offering by the Company of up to (a) 17,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (b) accompanying warrants (the “Accompanying Warrants”) to purchase up to 17,250,000 shares of Common Stock (the “Accompanying Warrant Shares”) or pre-funded warrants (the “Accompanying Pre-Funded Warrants,” and together with the Accompanying Warrants, the “Warrants”) to purchase up to 17,250,000 shares of Common Stock in lieu thereof (the “Accompanying Pre-Funded Warrant Shares,” and together with the Accompanying Warrant Shares, the “Warrant Shares,” and collectively with the Shares and Warrants, the “Securities”) issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of June 26, 2025, by and among the Company and Citizens JMP Securities, LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein. The Securities were registered pursuant to the Registration Statement on Form S-3 (File No. 333-280585) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 28, 2024 and declared effective on July 8, 2024 (the registration statement at the time it was declared effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”) under the Securities Act, including the prospectus dated July 8, 2024 included therein (the “Base Prospectus”), as supplemented by the final prospectus supplement dated June 26, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The offering of the Securities by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any

Achieve Life Sciences, Inc.

June 27, 2025

matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities in the Offering.

As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company. We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination.

The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect and, as to the Warrants constituting valid and binding obligations of the Company, the existing internal laws of the State of New York now in effect (the “Applicable Laws”). We express no opinion with respect to any other laws.

In connection with our opinions expressed below, we have assumed that (i) at or prior to the time of the issuance and delivery of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) at the time of the offer, issuance and sale of the Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iii) no future amendments will be made to the Company’s current certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”), or the Company’s Amended and Restated Bylaws (the “Bylaws,” and together with the Certificate of Incorporation, the “Charter Documents”) that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities, (iv) at the time of the issuance and sale of the Securities the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware and (v) at the time of each exercise of the Warrants, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under the Certificate of Incorporation to permit full exercise of each of the Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

Achieve Life Sciences, Inc.

June 27, 2025

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Warrants:

(1)
The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.
(2)
The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the following opinion:

1.
the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s board of directors and the pricing committee thereof (the “Board”), will be validly issued, fully paid and nonassessable;
2.
the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
3.
the Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Achieve Life Sciences, Inc.

June 27, 2025

This opinion is intended solely for use in connection with the issuance and sale of the Securities in the Offering subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP